                                                                     EXHIBIT 4.4

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     This REGISTRATION RIGHTS AGREEMENT is effective as of September 29, 2000, among Exide Corporation, a Delaware corporation (the "Company"), and the initial
                                                      -------
investors listed on the signature pages hereto as holders (collectively, together with their permitted successors and assigns, the "Holders") of Warrants
                                                           -------
(as defined below) and Applicable Stock (as defined below).

     WHEREAS, pursuant to the terms of an Investment Agreement dated as of September 29, 2000 (the "Investment Agreement"), between the Company and the
                         --------------------
Holders, the Company has agreed to issue and sell to each of the Holders, in connection with the Amended and Restated Credit and Guarantee Agreement dated as of September 29, 2000 (the "Credit Agreement"), among the Company, the borrowing
                            ----------------
subsidiaries party thereto, the guarantors party thereto, the lenders party thereto and Credit Suisse First Boston, as administrative agent, an aggregate of 786,000 Initial Warrants to acquire shares of common stock, par value $.01 per share, of the Company (the "Common Stock");
                            ------------

     WHEREAS, the Company has agreed, subject to approval of its board of directors, to issue to, or to the order of, Credit Suisse First Boston and Salomon Smith Barney Inc. an aggregate of 500,000 Additional Warrants, each such Additional Warrant initially entitling the holder thereof to purchase one (1) share of Common Stock of the Company at an exercise price of $8.99 per share of Common Stock;

     WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Holders set forth in Section 5 of the Investment Agreement and to the obligations of the lenders to extend credit under the Credit Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the Holders and the Company agree as follows:

                                  ARTICLE 1.

                                  DEFINITIONS

     1.1.  Definitions.
           -----------

     (a)   "Additional Warrant" is defined in the Warrant Agreement.
            ------------------

     (b)  "Affiliate" has the meaning defined in Rule 12b-2 promulgated under
           ---------
the Securities Exchange Act of 1934, as amended (such Act, including the rules and regulations promulgated thereunder, the "1934 Act".
                                             --------

     (c)  "Applicable Stock" means, at any time, the (i) shares of Common Stock
           ----------------                           -
or other securities issued pursuant to or in respect of any Warrant (including, without limitation, pursuant to the terms of the Warrant Agreement), plus (ii)
                                                                           --
shares of Common Stock (or other securities) that are issued to the Holders in respect of shares (or other securities) described in clause (i) pursuant to the Warrant Agreement or in any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event; provided, that such securities described in clauses (i)
                      --------  ----
and (ii) shall cease to be "Applicable Stock" when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) such securities shall have been sold to the public pursuant to Rule 144 under the Securities Act, (y) such securities shall have been otherwise transferred to a Person in accordance with the Warrant Agreement and the Investment Agreement and subsequent disposition of such securities shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (z) such securities shall have ceased to be outstanding.

     (d)  "Beneficial Ownership" has the meaning defined in Rule 13d-3
           --------------------
promulgated under the 1934 Act.

     (e)  "Code" means the Internal Revenue Code of 1986, as amended.
           ----

     (f)  "Equity Security" means any (i) voting stock of the Company (other
           ---------------             -
than shares of voting stock not having the right to vote generally in any election of directors of the Company or any of its subsidiaries), (ii)
                                                                   --
securities of the Company convertible into or exchangeable for such stock, and
(iii) options, rights and warrants issued by the Company to acquire such stock.
 ---

     (g)  "Initial Warrant" is defined in the Warrant Agreement.
           ---------------

     (h)  "Requisite Holders" means Holders holding more than 50% in interest of
           -----------------
the aggregate Warrants and Applicable Stock outstanding. For purposes of this definition, an interest in Applicable Stock shall be deemed to be equivalent to an interest in the number of Warrants converted to obtain such Applicable Stock.

     (i)  "Person" means any individual, partnership, joint venture,
           ------
corporation, trust, unincorporated organization, limited liability company, or other entity or organization.

     (j)  "Warrant" is defined in the Warrant Agreement.
           -------

     (k)  "Warrant Agreement" means the Warrant Agreement dated as of September
           -----------------
29, 2000, between the Company and The Bank of New York, as Warrant Agent.

                                  ARTICLE 2.

                              REGISTRATION RIGHTS

     2.1.  Demand Registration.
           -------------------

     (a)   Demand Rights.  The Company agrees that, at any time but no more than
           -------------
once, upon the request of Requisite Holders, it will promptly file a registration statement (a "Registration Statement") with the Securities and
                           ----------------------
Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the
                      ---
"1933 Act") for sale in an underwritten public offering the approximate number
---------
of shares of Applicable Stock specified in such request (the "Registered
                                                              ----------
Shares").  Such request shall also specify the intended method or methods of
------
disposition of such Registered Shares.

           (i)  Withdrawn Requests.  Except as otherwise provided herein, any
                ------------------
request by the Requisite Holders for registration pursuant to this Section 2.1 which is subsequently withdrawn by the Requisite Holders prior to the Registration Statement becoming effective and the offering of shares thereunder having closed shall not constitute a registration for purposes of this Section 2.1(a). The Company shall pay the expenses referred to in Sections 2.6 for any such withdrawn registration (a "Withdrawn Registration"); provided, that the
                                ----------------------    --------  ----
Company shall not be liable for the expenses of any registration that is requested by the Requisite Holders after the Requisite Holders have withdrawn one or more registrations that do not meet at least one of the following conditions: (i) the Withdrawn Registration was withdrawn by the Requisite
             -
Holders in good faith due to marketing or regulatory reasons, including as a result of any adverse developments or changes with respect to the Company, (ii)
                                                                            --
the registration statement relating to the Withdrawn Registration was not declared effective within 90 days of the date such registration statement was first filed with the Securities Exchange Commission, (iii) within 180 days after
                                                      ---
the effectiveness of the Withdrawn Registration, such Withdrawn Registration was subject to any stop order, injunction or similar order or requirement of the

Securities Exchange Commission or any other governmental agency or court for any reason and the Company failed to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the Requisite Holders within 30 days, (iv) any of the Applicable Stock requested
                                       --
by Requisite Holders to be included in the Withdrawn Registration was not so included, (v) the conditions to closing specified in the underwriting agreement
           -
or purchase agreement entered into in connection with the Withdrawn Registration were not satisfied (other than as a result of a default or breach thereunder by Requisite Holders) or (vi) the Requisite Holders have reimbursed the Company for
                       --
all expenses paid by the Company in accordance with Section 2.6 with respect to the Withdrawn Registration.

          (ii)  Suspension of Company's Obligations.  The Company's obligations
                -----------------------------------
to file (but not its obligations to prepare) a Registration Statement pursuant to Section 2.1 shall be suspended for up to 180 days if: (A) the fulfillment of
                                                           -
such obligations would require the Company to make a disclosure that would, in the reasonable good faith judgment of the Company's board of directors, be detrimental to the Company and premature; (B) the Company having filed a
                                           -
registration statement with respect to Equity Securities to be distributed in an underwritten public offering is advised by its lead or managing underwriter that an offering of the Registered Shares would materially and adversely affect the distribution of such Equity Securities; (C) the Company has closed an
                                         -
underwritten offering of Equity Securities; or (D) the Company shall determine
                                                -
in good faith that such an offering will materially interfere with a pending or contemplated financing, merger, sale of assets, recapitalization or other similar corporate action of the Company and the Company shall have furnished to each seller of Applicable Stock an officers' certificate to that effect. Such obligations shall be reinstated, unless the Requisite Holders shall have given the Company notice of withdrawal pursuant to Section 2.1(a)(i), upon the expiration of such 180-day period or, if earlier: (x) in the case of clause (A)
                                                   -
above, upon the making of such disclosure by the Company (or, if earlier, when such disclosure would either no longer be necessary for the fulfillment of such obligations or no longer be detrimental); (y) in the case of clauses (B) and (C)
                                           -
above, six (6) months after the closing of the underwritten equity offering; and
(z) in the case of clause (D) above, not later than 180 days from the date of
 -
the request of the Requisite Holders under Section 2.1(a).

          (iii) Notice to Other Holders of Warrants and Applicable Stock.
                --------------------------------------------------------
Promptly after receipt of any such request that the Company register Applicable Stock pursuant to Section 2.1, the Company will give written notice of such requested registration to all other holders of Warrants or Applicable Stock and, subject to Section 2.1(a)(v) below, will include in such registration all shares of Applicable Stock with respect to which the Company has received written requests for inclusion therein within 10 days after the receipt of the Company's notice.

          (iv)  No Company Initiated Registration. After receipt of notice of a
                ---------------------------------
requested registration pursuant to Section 2.1, the Company shall not initiate, without the consent of the Requisite Holders, a registration of any of its securities for its own account until 90 days after such registration has been terminated or declared effective (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter may agree).

          (v)   Priority in Demand Registrations. Subject to the last sentence
                --------------------------------
of this Section 2.1(a)(v) and to the priority allocation provisions of this
Section 2.1(a)(v), if a registration requested pursuant to Section 2.1 involves an underwritten offering, the Company may elect to sell securities pursuant to such registration statement. If the Company or any other Persons elect to sell securities pursuant to such registration statement and the managing underwriter advises the Company and any such other Persons in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registered Shares) exceeds the number which can be sold in such offering without having an adverse effect on the marketability of such offering, then the Company will (subject to the last sentence of this Section 2.1(a)(v)) include in such registration: (A)
                                                                        -
first, all of the Registered Shares requested to be included in such registration by any Holder, and (B) second, that number of securities of the
                                 -
Company and any other selling Persons (allocated pro rata among the Company and such other Persons on the basis of the number of securities that the Company or such other Persons would otherwise have registered or offered) that are not Registered Shares which, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above. In the event that the number of Registered Shares requested to be included in such registration exceeds the number which, in the opinion of such managing underwriters, can be sold, the number of such Registered Shares included in such registration shall be allocated among the respective holders thereof on the basis of the aggregate number of shares of Applicable Stock owned by each such holder. Notwithstanding anything to the contrary contained herein, neither the Company nor any other Person (other than Pacific Dunlop Holdings (USA), Inc. ("PDH")) may include any
                                                         ---
securities in any registration pursuant to this Section 2.1 without the prior written consent of the holders of a majority of the Applicable Stock covered by such Registration

Statement.

          (vi) Selection of Underwriters.  The Company shall have the right to
               -------------------------
designate the managing underwriters, which shall be reasonably satisfactory to the Requisite Holders, for any public offering of Registered Shares made pursuant to this Section 2.1.

     (b)  Company Obligations. The Company agrees to (i) use its reasonable best
          -------------------                         -
efforts to have any registration of the Registered Shares made pursuant to this
Section 2.1 declared effective as promptly as practicable after the filing of the Registration Statement, and (ii) keep such Registration Statement effective
                                 --
for a period sufficient to complete the distribution of the Registered Shares. The Company further agrees to supplement or make amendments to the Registration Statement, if required by (x) the registration form utilized by the Company for
                           -
such registration or by the instructions applicable to such registration form,

(y) the 1933 Act or the rules and regulations thereunder or (z) any underwriter
--                                                           -
with respect to information concerning such underwriter or the plan of distribution to be utilized with respect to the Registered Shares. The Company agrees not to file or make any amendment to any Registration Statement with respect to any Common Stock, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any Applicable Stock covered thereby by name, or otherwise identifies such seller as the holder of any Applicable Stock without the consent of such seller, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law.

     2.2. Incidental Registration.
          -----------------------

     (a) If the Company shall at any time propose to file a registration statement under the 1933 Act for an offering of Equity Securities of the Company for cash (other than an offering relating to (i) a business combination that is
                                              -
to be filed on Form S-4 under the 1933 Act (or any successor form thereto) or
(ii) any employee benefit plan, including, without limitation, a stock option or
---
stock purchase plan), the Company shall provide prompt written notice to each holder of Warrants or Applicable Stock of its intention to file a Registration Statement relating to such offering and of the rights of the Holders under this
Section 2.2. Each Holder shall have the right to request in writing, within 10 days after delivery of such notice, that the Company include all or a portion of such of the Applicable Stock held by it or issuable upon conversion of its Warrants in such Registration Statement. The Company shall include in the public offering, on a pro rata basis, all of the Applicable Stock that any Holder has requested be included (collectively, the "Incidental Registered Shares"), unless the
                             ----------------------------
underwriter for the public offering or the underwriter managing the public offering (in either case, the "managing underwriter") delivers a notice
                               --------------------
described in Section 2.2(b) hereof. Notwithstanding the foregoing: (A) if, at
                                                                    -
any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each of the selling Holders and, thereupon, shall be relieved of its obligation to register the Incidental Registered Shares in connection with such registration (provided, that the Company shall pay the
                                      --------  ----
expenses referred to in Section 2.6 incurred in connection therewith), without prejudice, however, to the right of the Holders to request that a registration be effected under Section 2.1; (B) if such registration involves an underwritten
                                -
offering, each selling Holder must sell all Incidental Registered Shares to the underwriters selected by the Company on the same terms and conditions as those that apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary in combined primary and secondary offerings; and (C) if the Company files a secondary shelf
                              -
registration for resales by a holder or holders of Common Stock, then any Holder may only include Incidental Registered Shares therein if it agrees to the same provisions, if any, as the Company and such holder or holders may have agreed upon regarding the suspension of sales under such registration upon the existence of circumstances similar to those described in Section 2.1(a)(ii). If a registration requested pursuant to this Section 2.2 involves an underwritten public offering, the board of directors of any Holder that has requested inclusion of any of its Applicable Stock, in the exercise of their fiduciary duty may elect, in writing prior to the distribution of preliminary prospectuses in connection with such registration statement, not to register such securities in connection with such offering.

     (b)  Priority in Incidental Registrations.  If a registration pursuant to
          ------------------------------------
Section 2.2 involves an underwritten offering and the managing underwriter advises the Company in writing (with a copy to each Holder requesting registration hereunder) that, in its opinion, the number of securities to be included in such registration including the Incidental Registered Shares exceeds the number which can be sold in such offering without having an adverse effect on such offering, then all shares otherwise to be sold by the Company, each Holder, and any entitled Person desiring to register shares in such offering will be reduced in such registration or offering in proportion to the shares that the respective parties would otherwise have registered or offered; provided
                                                                        --------
that (i)
----
in the first offering (if any) of Equity Securities to be sold by the Company that is subject to the rights of the Holders under Section 2.2(a) and occurs within two years from the date hereof, first, all shares otherwise to be sold by the Company may first be included in such registration or offering, and second, if any other number of shares can be sold, all shares otherwise to be sold by each Holder and any other such Person (subject to clause (ii) below) shall be reduced to such number in proportion to the shares that the respective parties would otherwise have registered or offered and (ii) in an offering of securities to be sold by PDH pursuant to its right to demand registration under Section 2.1
              ---
of its registration rights agreement with the Company dated on or about the date hereof, PDH shall have priority over the Holders such that any reduction to the number of securities offered shall be made first to the number of securities to be sold by the Holders before any reduction in the number of securities to be sold by PDH. In the event of a cutback to any Holder that would result in less than 90% of the Incidental Registered Shares of such Holder being offered, such Holder may elect, in its sole discretion, not to register or offer any Incidental Registered Shares in such offering.

     (c)  Limitation with Respect to Incidental Registrations.  If any
          ---------------------------------------------------
registration shall be made in connection with an underwritten public offering pursuant to this Section 2.2, no Holder shall effect any public sale or distribution of any Common Stock (except as part of such public offering) during the 180-day period beginning on the effective date of such registration, if, and to the extent that, the managing underwriter(s) of any such offering determine(s) that such action is necessary or desirable to effect such offering; provided that such Holder has received the written notice required by Section
-------- ----
2.2(a). Notwithstanding the foregoing, no Holder shall be obligated to comply with the restrictions of this subsection as a result of an underwritten public offering subject to this Section 2.2 more than once in any twelve-month period.

     2.3. Additional Rights.  If the Company at any time grants any other
          -----------------
holders of Equity Securities any rights to request the Company to effect the registration of any such Equity Securities on terms more favorable to such holders than the terms set forth in this Agreement, this Agreement shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.

     2.4. Registration Procedures.  Subject to the provisions of Sections 2.1
          -----------------------
and 2.2 of this Agreement, in connection with the registration of any Applicable Stock hereunder, the Company shall as promptly as possible and in such a manner as to permit the sale of the Registered Shares or Incidental Registered

Shares in accordance with the intended method or methods of disposition thereof:

     (a) Furnish to each seller of Applicable Stock, and to the counsel selected by the holders of a majority of the Applicable Stock covered by such Registration Statement for review by such counsel, prior to the filing of any registration statement or a supplement or amendment thereto, copies of such registration statement, supplement, or amendment as is proposed to be filed, and thereafter such number of copies of such registration statement, supplement, or amendment (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents in such quantities as any such seller may reasonably request from time to time in order to facilitate the disposition of the Registered Shares or the Incidental Registered Shares, as the case may be;

     (b) Not file any Registration Statement or amendment or post-effective amendment or supplement to such Registration Statement to which such counsel, the managing underwriters or the holders of a majority of the Applicable Stock covered by such registration statement shall have reasonably objected in writing;

     (c) Use its reasonable best efforts to register or qualify (or exempt from such registration or qualification) the Registered Shares or the Incidental Registered Shares, as the case may be, under such other securities or blue sky laws of such jurisdiction as any seller reasonably requests and do any and all other acts and things as may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registered Shares or the Incidental Registered Shares, as the case may be; provided that
                                                                -------- ----
the Company will not be required to (i) qualify generally to do business in any
                                     -
jurisdiction where it would not otherwise be required to qualify but for this
Section 2.4(c), or (ii) subject itself to taxation in any such jurisdiction;
                    --

     (d) Use its reasonable best efforts to cause the Registered Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of any selling Holder, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable such selling Holder thereof or the managing underwriters, if any, to consummate the disposition of such Registered Shares;

     (e) Notify each seller of Applicable Stock, at any time when a prospectus relating to such registration is required to be delivered under the 1933 Act, of the happening of the existence of any fact or circumstance or any event as a result of which a Registration Statement (including any prospectus contained therein) or a supplement or amendment thereto contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will, as promptly as practicable, prepare and file with the SEC a supplement or amendment to such Registration Statement, prospectus, supplement, or amendment so that, as so amended, such Registration Statement, prospectus, supplement, or amendment will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (f) Enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required (including those reasonably requested by the managing underwriter or any selling Holder) in order to expedite or facilitate the disposition of the Registered Shares or the Incidental Registered Shares, as the case may be;

     (g) Make such representations and warranties, subject to the Company's ability to do so, to the selling Holders and the underwriters with respect to the business of the Company and its subsidiaries, the registration statement, prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested;

     (h) Use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, counsel, and the holders of a majority of the shares of Applicable Stock being sold) addressed to each of the sellers and the underwriters and covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel or the managing underwriters;

     (i) Make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by any such seller or any such underwriter (collectively, the "Inspectors"), all financial and other records,
                                ----------
pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due
 -------
diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration; provided that (i) Records and information
                                   --------       -
obtained hereunder shall be used by such persons only to exercise their due diligence responsibility and (ii) Records or information which the Company
                              --
determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) disclosure of such information is required by court or
                   -
administrative order or is necessary to respond to inquiries of regulatory authorities, (y) disclosure of such information is required by law (including
              -
any disclosure requirements pursuant to applicable United States securities laws and applicable securities laws of any state, territory or possession of the United States of America in connection with the filing of any registration statement or the use of any prospectus referred to in this Agreement) or (z)
                                                                          -
such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person. Any Holder shall use reasonable best efforts, prior to any such disclosure by it described in clause (y) above, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in a registration statement. Each Holder further agrees that it will, upon learning that disclosure of such Records or information is sought in a court or governmental authority, give notice to the Company and allow the Company, at the expense of the Company, to undertake appropriate action to prevent disclosure of the Records or information deemed confidential;

     (j) Use reasonable best efforts to obtain one or more comfort letters and updates thereof, addressed to the holders of the Applicable Stock being sold, from the independent public accountants for the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or any business acquired or to be acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement) in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the shares of Applicable Stock being sold reasonably request;

     (k) Otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

     (l) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.;

     (m) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Applicable Stock covered thereby for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment; and

     (n) Cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing the Applicable Stock being sold and not bearing any restrictive legends; and enable such Applicable Stock to be in such denominations and registered in such names as the selling Holders may request;

     (o) Use its reasonable best efforts to cause all Registered Shares or Incidental Registered Shares, as the case may be, to be listed on each securities exchange on which similar securities issued by the Company are listed.

     2.5. Conditions to Offerings.
          -----------------------

     (a) The obligations of the Company to take the actions contemplated by Sections 2.1 and 2.2 with respect to the registration of Applicable Stock shall be subject to the condition that the seller of such Applicable Stock shall conform to all applicable requirements of the 1933 Act and the 1934 Act with respect to the offering and sale of securities and advise each underwriter, broker or dealer through which any of the Registered Shares or Incidental Registered Shares, as the case may be, are offered that such shares are part of a distribution that is subject to the prospectus delivery requirements of the 1933 Act.

     (b) The Company may require each seller of any Applicable Stock as to which any registration is being effected to furnish to the Company such information regarding such seller or the distribution of the Registered Shares or Incidental Registered Shares, as the case may be, as the Company may from time to time reasonably request in writing, in each case only as required by the 1933 Act or the rules and regulations thereunder or under state securities or blue sky laws.

     (c) Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e), such Holder will forthwith discontinue disposition of Registered Shares or Incidental Registered Shares, as the case may be, pursuant to the registration covering such shares until receipt by such Holder of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e).

     2.6.  Registration Expenses.  Regardless of whether a registration
           ---------------------
statement becomes effective, the Company shall bear all expenses incident to a registration pursuant to Sections 2.1 and 2.2, including, without limitation,
(a) all fees and expenses of compliance with federal or state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registered Shares and Incidental Registered Shares), rating agency fees, printing, messenger, delivery and telephone expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance), reasonable fees and expenses of one firm of counsel to the selling Holders, reasonable fees, expenses and disbursements of the Warrant Agent, securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company, but excluding (b) the selling Holders' share of underwriting discounts and commissions.

     2.7.  Indemnification; Contribution.  The provisions of this Section 2.7
           -----------------------------
shall apply in connection with registrations made pursuant to Sections 2.1 and 2.2.

     (a)   Indemnification by the Company.  The Company agrees to indemnify, to
           ------------------------------
the fullest extent permitted by law, each Holder, its respective Affiliates and their respective directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) such holder ("Seller
                                                                  ------
Indemnitees") against any and all actions, losses, claims, damages, liabilities
-----------
and expenses (including attorneys' fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, any amendment or supplement thereto or preliminary prospectus (each as amended and/or supplemented, if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except, with respect to any Seller Indemnitee, insofar as such untrue statement or omission is made in reliance on and conformity with any information with respect to such Seller Indemnitee furnished to the Company in writing by such Seller Indemnitee expressly for use therein. In connection with an underwritten offering, the Company will indemnify each underwriter thereof, the officers and directors of such underwriter, and each Affiliate of each underwriter to the same extent as provided above with respect to the indemnification of the holders of Applicable Stock; provided that such underwriter agrees to indemnify the Company to the
       --------
same extent as provided below with respect to the indemnification of the Company by the holders of Applicable Stock.

     (b)  Indemnification by the Sellers. In connection with any registration in
          ------------------------------
which a holder of Applicable Stock or any other holder of the Company's securities is participating, each such holder will indemnify the Company, its directors, its officers who sign any registration statement, and its Affiliates to the same extent as the foregoing indemnity from the Company to the Seller Indemnitees, but only with respect to information relating to such holder furnished to the Company in writing by such holder expressly for use in any registration statement, prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     (c)  Conduct of Indemnification Proceedings.  In case any proceeding
          --------------------------------------
(including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.7(a) or
Section 2.7(b), such Person (hereinafter called an "Indemnified Party") shall
                                                    -----------------
promptly notify each Person against whom such indemnity may be sought (hereinafter called an "Indemnifying Party") in writing and the Indemnifying
                        ------------------
Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified
                               -
Party shall have mutually agreed to the retention of such counsel or (ii) the
                                                                      --
named parties to any such proceeding (including any impleaded parties) include both an Indemnifying Party and an Indemnified Party and the Indemnified Party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment against the Indemnified Party, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     (d)  Contribution.  If the indemnification provided for in this Section 2.7
          ------------
from the Indemnifying Party is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 2.7, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          (i) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.7, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registered Shares or Incidental Registered Shares sold by it and distributed to the public were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (ii) If indemnification is available under this Section 2.7, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Sections 2.7(a) and 2.7(b) without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 2.7(d).

     2.8.  Rule 144.  The Company covenants that it will file the reports
           --------
required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, and it will take such further action as any holder or holders of Warrants or Applicable Stock may reasonably request, all to the extent required from time to time to enable such holders to sell shares of Common Stock without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be
                            -
amended from time to time, or (b) any similar rule or regulation hereafter
                               -
adopted by the SEC. Upon the request of any holder or holders of Warrants or Applicable Stock, the Company will deliver to such holder or holders a written statement as to whether it has complied with such requirements.


                                  ARTICLE 3.

                                 MISCELLANEOUS

     3.1.  No Inconsistent Actions or Agreements; Third Party Beneficiaries.
           ----------------------------------------------------------------
The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement. The Company agrees not to take any action which could impede or delay the exercise by any Holder of any of its rights under this Agreement.

     3.2.  Notices.  All notices, requests and other communications to any
           -------
party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

                    If to the Company, to:

                    Exide Corporation
                    645 Penn Street
                    Reading, Pennsylvania 19601
                    Attention: General Counsel
                    Facsimile: 610-378-0220

                    with a copy (which shall not constitute notice) to:

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois 60601
                    Attention: Carter W. Emerson, P.C.
                    Facsimile: 312-861-2200

                    If to any Holder, to it at such Holder's last known address appearing in the register maintained by the Warrant Agent with a copy (which shall not constitute notice) to:

                    Debevoise & Plimpton
                    875 Third Avenue
                    New York, NY 10022
                    Attention: David A. Brittenham
                    Facsimile: 212-909-6347

or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such
                                           -
facsimile is transmitted to the facsimile number specified in this Section 3.2 and a confirmation is received or (ii) if given by any other means, when
                                   --
delivered at the address specified in this Section 3.2.

     3.3.  Amendments; No Waivers.   Any provision of this Agreement may be
           ----------------------
amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Requisite Holders and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     3.4.  Specific Performance.  The Company acknowledges and agrees that the
           --------------------
remedies at law of the Holders for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, in addition to any remedies at law, any Holder, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available without proving that such Holder's remedies at law are inadequate.

     3.5.  Successors and Assigns.  The provisions of this Agreement shall be
           ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the holders of Warrants or Applicable Stock (or any portion thereof) shall be for the benefit of and enforceable by any subsequent holder of any Warrant or Applicable Stock (or of such portion thereof), provided, that
                                                              --------
such subsequent holder is a permitted transferee of Warrants or Applicable Stock pursuant to the Investment Agreement and the Warrant Agreement.

     3.6.  Governing Law.  This Agreement shall be construed in accordance with
           -------------
and governed by the law of the State of New York.

     3.7.  Counterparts.  This Agreement may be signed in any number of
           ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        EXIDE CORPORATION


                                        By: /s/ David H. Kelly
                                        Name: David H. Kelly
                                        Title: Vice President and Treasurer

The foregoing is hereby
agreed to as of the
date hereof:

     [INITIAL INVESTORS]

     By: /s/ illegible
     Name:
     Title:










(Signature page to the Registration Rights Agreement dated as of September 29, 2000, among Exide Corporation and the Initial Investors party thereto)